                                                                  EXHIBIT 10.31

                   MANAGEMENT SUPPORT AND MARKETING AGREEMENT

         This MANAGEMENT SUPPORT AND MARKETING AGREEMENT ("Agreement,") entered into and effective as of the 1st day of October, 1998 (notwithstanding the date of actual execution) by and between DOCTORS PRACTICE MANAGEMENT, INC., A Texas business corporation ("DPM"), and ULTRAMED, L.C., a Texas limited liability company ("ULTRAMED")

                                  WITNESSETH:

         WHEREAS, ULTRAMED is a duly and validly existing Texas limited liability company that has been organized for the purpose of providing management support and marketing services for medical and related healthcare providers ("Healthcare Services") to the general public in the Greater Houston, Texas area;

         WHEREAS, DPM is experienced in providing management and related items and services to physicians, professional associations, and other professional healthcare entities and individuals and has been engaged as manager by VISTA HEALTHCARE, INC.,("VISTA") a Texas business corporation organized for the purpose of operating an outpatient surgical and diagnostic clinic and providing medical and related healthcare services ("Healthcare Services") to the general public in the Greater Houston, Texas area; pursuant to a Full Services Management Agreement of even date herewith;

         WHEREAS, DPM desires and intends to obtain such management, administrative, and business services necessary and appropriate for Vista's business operations and the provision of Healthcare Services by Vista, and ULTRAMED is capable of assisting DPM in providing, all such management, administrative, and business services; and

         WHEREAS, DPM and ULTRAMED mutually desire an arrangement that:

         (1) ensures consistency of service, quality of care, and safety of Vista's patients;

         (2) facilitates effective utilization of Healthcare services;

         (3) ensures consistent and Customary patterns for the provision of Healthcare Services;

         (4) facilitate the management and administration of the day-to-day business operations of Vista; and

         (5) facilitate the establishment and maintenance of a public image of excellence and high quality for Vista,

         all for the benefit of those persons seeking Healthcare Services as patients of the Vista.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties agree as follows:


         I. Covenants of ULTRAMED:

         1.1 ULTRAMED covenants that it will provide assistance to DPM in support of the management agreement between DPM and VISTA, including:

         (a) Subject to the approval of DPM, the day-to-day operation of the Ambulatory Surgical Center (ASC), including but not limited to the following:

                  (i)     scheduling of procedures;
                  (ii)    approval of procedures to be performed;
                  (iii)   approval of physicians to perform the procedures;
                  (iv) supervision of the nursing staff and other support staff personnel;
                  (v)     physician staffing; and
                  (vi)    nurse staffing.

         (b) It is expressly agreed that all billing, collection, and accounting responsibilities shall remain the responsibility of DPM.

         1.2 ULTRAMED agrees that it has the primary responsibility for the marketing of the facilities, including but not limited to the following:


         (a) recruitment of physicians as tenants in the professional building
         (b) recruitment of physicians to use and otherwise employ the services of the ASC
         (c) general efforts to improve the reputation and market the benefits of Vista Health Care, Inc.

         1.3 ULTRAMED agrees to spend at least $25,000.00 quarterly, ($100,000.00 annually,) directly on advertising, entertainment, and general marketing of Vista Health Care Inc , the ASC, and the associated services of the Vista Medical Center at 1401 and 1401A Vista, Pasadena, Texas. Further, ULTRAMED will provide to DPM a written report and verification of these expenditures for each quarter, with said report being due not later than thirty
(30) days after the end of each respective quarter.

         1.4 ULTRAMED, as an express condition of this contract, agrees not to change its managers, Dr. Boris Payan and Dr. Jose R. Reyes, during the term of this agreement. A breach of this condition by ULTRAMED shall constitute an event of default and a material breach of the contract, entitling DPM to terminate this agreement immediately.

         1.5 Supplies: ULTRAMED shall obtain and provide all necessary office supplies, and shall ensure that it is at all times adequately stocked with such supplies as are reasonably necessary and appropriate for its day to day operation.

         1.6 Management and Clerical Personnel. ULTRAMED shall employ or otherwise retain, and shall be responsible for selecting, training, supervising, scheduling, and terminating, all management and clerical personnel as ULTRAMED deems reasonably necessary and appropriate in the performance of its duties and obligations under this Agreement. ULTRAMED shall have sole responsibility for determining the salaries, wages, and fringe benefits of all such management and clerical personnel, for paying such salaries and wages, and for providing such fringe benefits, and for withholding as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement.

         1.7 Insurance: Throughout the Term, ULTRAMED shall, at ULTRAMED's expense, obtain and maintain with commercial carriers, through captive insurance companies, through self-insurance, or some combination thereof, professional, casualty, and comprehensive general liability insurance covering ULTRAMED, its personnel, and all of its equipment in such amounts, on such basis, and upon such terms and conditions as DPM deems appropriate.

         1.8 Nonphysician Healthcare Personnel: ULTRAMED shall assist DPM in exercising its duties to employ and be responsible for the salaries, wages, fringe benefits, and other employment related expenses with regard to all nonphysician healthcare personnel necessary for the provision of Healthcare services to patients at the Facility. DPM shall determine the salaries, wages, and fringe benefits of all such personnel.

         1.9 Indemnification by ULTRAMED: ULTRAMED shall indemnify and hold DPM harmless from and against any and all liability losses, damages, claims, causes of action, and expenses, including, without limitation, reasonable attorney's fees and associated costs, associated with or resulting, directly or indirectly, from any act or omission of ULTRAMED, its employees, agents, or independent contractors in or about the Facility during the Term. To be entitled to such indemnification, DPM shall give ULTRAMED prompt written notice of the assertion by a third party of any claim with respect to which DPM might bring a claim for indemnification hereunder, and in all events must provide such written notice to ULTRAMED within the applicable period for defense of such claim by ULTRAMED. ULTRAMED shall, at its own expense, have the right to defend and litigate any such third-party claim.

II. Representations and Warranties of DPM. DPM represents and warrants to ULTRAMED that:

         2.1 Organization and Existence. DPM is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite legal and corporate power to carry on its business as now conducted and to enter into and perform this Agreement.

         2.2 Compliance with Laws. DPM is in compliance in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction in respect of the ownership of the DPM's properties and conduct of the DPMs business.

         2.3 Brokers. DPM in not a party to or in any way obligated under any contract or other agreement for, and there are no outstanding claims against DPM for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

         2.4 DPM's Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by DPM has been duly authorized and approved by the Board of Directors and no further corporate action is necessary on the part of the DPM to make this Agreement valid and binding upon the DPM in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by the DPM will result in a violation or breach of any term or provision under the Articles of Incorporation or Bylaws of DPM or constitute a default or breach of, or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which DPM is a party or by which it or any of its respective assets are bound, or, violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

III. Representations and Warranties of ULTRAMED. ULTRAMED represents and warrants to and agrees with DPM that:

         3.1 Organization and Existence. ULTRAMED is a limited liability company duly organized pursuant to the laws of Texas and in good standing, and has all requisite legal power to enter into and perform this Agreement.

         3.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement has been duly authorized, and no further action is necessary on the part of ULTRAMED to make this Agreement valid and binding upon ULTRAMED in accordance of its terms. Neither the execution, deliver nor performance of this Agreement by ULTRAMED will result in a violation or breach of any term or provision or constitute a default or breach of, or accelerate the performance required under any other contract or agreement to which ULTRAMED is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

         3.3 Brokers. ULTRAMED is not a party to or in any way obligated under any contract or agreement for, and there are no outstanding claims against ULTRAMED for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this agreement.

IV. Trade secrets and non-compete agreement.

         4.1 Confidential information. ULTRAMED acknowledge that in the course of the performance of this Agreement, it has had and will continue to have access to certain know-how, formulae, processes, data, proprietary information, supplier and patient records and information and other confidential knowledge and trade secrets of DPM's and VISTA's business and operations. ULTRAMED understands that all such information is confidential and has been or will be conceived or learned by ULTRAMED in confidence, and agrees not to reveal any such information to any third person for any reason or under any circumstances. ULTRAMED further agrees that it will at no time use any such information for the purpose of competing with or assisting others in competing with the business of DPM or VISTA, or for any purpose which may be harmful or detrimental to the business or interests of DPM or VISTA. The restrictions in this section shall not apply and shall not prohibit the use or disclosure of such confidential information
(I) to the extent required by law or court order, or other administrative order in any litigation, arbitration, or similar proceeding; (ii) to the extent such information becomes publicly available other than through a breach of this section; or (iii) to the extent such information would become necessary to support any claim arising between the parties; or (iv) with the written agreement of DPM and VISTA. The parties agrees that any remedy at law for actual or threatened breach of the provisions of this section would be inadequate and that DPM or VISTA shall be entitled to specific performance thereof or injunctive relief by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered by a court of competent jurisdiction. Any such remedy shall be in addition to any damages which DPM or VISTA may be legally entitled to recover as a result of any breach by the other party of the provisions of this section, and ULTRAMED hereby waives any requirement for the securing or posting of any bond in connection with obtaining any such injunctive or other equitable relief.

V. Consideration and Disbursement of Funds

         5.1 The consideration for this agreement is the payment by DPM of a Management Fee of 1/3 (one-third) of the net collections resulting from the contract between DPM and Vista. Provided, however, such collections shall only be from accounts receivable created on or after the beginning date of this Agreement, namely, October 1, 1998.

         5.2 The Management Fee is not intended and shall not be interpreted or applied as permitting ULTRAMED to share in Vista's fees for Healthcare Services or any other services, but is acknowledged as the parties' negotiated agreement as to the reasonable fair market value of the items and services furnished by ULTRAMED TO DPM pursuant to this Agreement, considering the nature of the services required by DPM and the risks assumed by ULTRAMED.

         5.3 Payment of Management Fee: The Management Fee shall be due and payable on or before the fifteenth (15th) calendar day of each month for services provided in the immediately preceding month.

VI. Term and Termination

         6.1 Initial and Renewal Terms. The term of this Agreement will be for a One (1) year period commencing as of October 1, 1998, and expiring as of September 30, 1999, unless and until terminated as provided hereinafter ("the Term"). DPM is hereby granted and shall, if not at the time in default under this Agreement, have at its sole discretion, an option to extend the term of this Agreement for another year under the same terms contained herein. This option shall be exercised only by DPM's delivering to ULTRAMED before the termination of the original term written notice of DPM's election to extend the term of this Agreement as provided herein

         6.2 Termination

         6.2.1 Termination by DPM: DPM may terminate this Agreement upon the dissolution of Vista.

         6.2.2 Termination by ULTRAMED: ULTRAMED may terminate this Agreement upon the occurrence of the dissolution of DPM, or if DPM fails to pay ULTRAMED the Fee as provided for in Article V of this Agreement within Ten (10) days of the date such amounts are due as provided in said Section.

         6.2.3 Termination by Agreement: In the event ULTRAMED and DPM shall mutually agree in writing, this agreement may be terminated on the date specified in such written agreement.

         6.2.4 Damage or Condemnation: In the event the Vista Healthcare Facility is totally or substantially destroyed by fire, explosion, flood, windstorm, hail, earthquake, hurricane, tornado, or other casualty or act of God, or in the event all or a substantial portion of the Facility and the premises on which it is situated is taken or to be taken by condemnation or eminent domain proceeding, then either party may by written notice to the other immediately terminate this Agreement.

         6.2.5 Bankruptcy: In the event that either party become insolvent, or if any petition under federal or state law pertaining to bankruptcy or insolvency or for a reorganization or arrangement or other relief from creditors shall be filed by or against either party, or if any assignment, trust, mortgage, or other transfer shall be made of all or a substantial part of the property of either party, or if either party shall make or offer a composition in its debts with its creditors, or if a receiver, trustee, or similar officer or creditor's committee shall be appointed to take charge of any property of or to operate or wind up the affairs of either party, then the other party may, by written notice, as specified herein, immediately terminate this Agreement.

         6.2.6 Default: In the event either party shall give written notice to the other that such other party has substantially defaulted in the performance of any material duty or material obligation imposed upon it by this Agreement, and such default shall not have been cured within thirty (30) days following the giving of such written notice, the party giving such written notice shall have the right to immediately terminate this Agreement unless the defaulting party shall, within said thirty (30) day period, have made a good faith effort to initiate corrective action and it is contemplated that such corrective action will be completed within the following thirty (30) day period.

         6.3 Effects of Termination: Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, indemnities, payment of accrued management Fees, if any. Notwithstanding anything to the contrary, herein, upon termination of this Agreement for any reason, all accrued management Fees, if any, shall become immediately due and payable without demand or notice.

VII. Miscellaneous

         7.1 Independent Relationship: It is mutually understood and agreed that ULTRAMED and DPM, in performing their respective duties and obligations under this Agreement, are at all times acting and performing as independent contractors with respect to each other, and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship or a joint venture relationship, or to allow DPM to exercise control or direction of any nature, kind, or description over the manner or method by which ULTRAMED performs its duties.

         7.2 Representatives

         7.2.1 ULTRAMED Representative: Except as may be herein more specifically provided, ULTRAMED shall act with respect to all matters hereunder through its managers.

         7.2.2 DPM Representative: Except as may be herein more specifically provided, DPM shall act with respect to all matters hereunder through its President.

         7.3 Notices: Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                             If to ULTRAMED:     BORIS L. PAYAN M.D.
                                                 4301A Vista
                                                 Pasadena, Texas 77504
                                                 Phone: (713) 941-6431
                                                 Telefax: (713) 941-4046


                             If to DPM:          MR. GLENN RODRIGUEZ
                                                 4301A Vista
                                                 Pasadena, Texas 77504
                                                 Phone: (713) 947-0891
                                                 Telefax: (713) 944-3334

                             with a copy to:     Eric G. Carter
                                                 1314 Texas Avenue, Suite 1110
                                                 Houston, Texas 77002
                                                 Phone (713) 227-0042
                                                 Telefax: (713) 227-7001


         or to such other address, or to the attention of such other person or officer, as either party may by written notice designate.

         7.4 Governing Law: This Agreement has been executed and delivered in, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Venue for any legal actions hereunder shall be in the district courts of Harris County, Texas.

         7.5 Assignment: This Agreement may not be assigned by any party hereto.

         7.6 Waiver of Breach: The waiver by either party of any condition or covenant, or of any breach or violation of any provision of this Agreement shall not operate as, or to be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         7.7 Enforcement: In the event either party resorts to legal action to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover costs of such action so incurred, including, without limitation, reasonable attorney's fees.

         7.8 Gender and Number: Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

         7.9 Additional Assurance: Except as may be herein specifically provided to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting party may deem necessary to effectuate this Agreement.

         7.10 Consents, Approvals, and Exercise of Discretion: Except as may be herein specifically provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and such discretion shall be reasonably exercised.

         7.11 Force Majeure: Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party.

         7.12 Severability: In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall not affect the remainder of this agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         7.13 Divisions and Readings: The division of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

         7.14 Amendments and Agreement Execution: This Agreement and amendments hereto shall be in writing and executed in multiple copies by the duly authorized officers of Vista and Manager. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         7.15 Entire Agreement: This Agreement supersedes all previous contracts and amendments and constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. Neither party shall be entitled to benefits other than those specified herein. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). The parties specifically acknowledged that, in entering into and executing this agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others.

         7.16 Specific performance. Each party acknowledges that a remedy at law for any breach or attempted breach of the provisions of this Agreement will be inadequate, and agrees that each party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach.

         7.17 Successors Bound. Subject to the provisions of Section 7.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal legal representatives, and assigns.

         7.18 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The word "This Agreement," "this instrument," "herein," "hereto," "hereunder," and words of similar import refer to this Agreement as a whole and not to a particular article, section, paragraph, or other subdivision of this Agreement. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

         7.19 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         7.20 Public disclosure. The parties hereto agree that any disclosure or press release about the transactions contemplated by this Agreement may only be made in the manner and at the time mutually determined by the Purchaser and the Seller.

         7.21 Time. Time is of the essence hereof. If the time for performance of any obligations set forth in this Agreement falls on Saturday, Sunday, or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday or legal holiday shall be deemed acceptable. For purposes of this agreement, a "business day" is any day other than a Saturday, Sunday, or legal holiday in Texas.

         7.22 Attorney's Fees. In the event of any action at law or in equity between the parties hereto to enforce any provision or right hereunder or in any way related hereto or arising herefrom, the unsuccessful party in such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party. If such successful party shall recover judgment in any such action or proceeding, such costs and expenses shall be included as part of such judgment.

         7.23 Language. The language of this Agreement shall be construed as a whole and in accordance with the fair meaning of the language used. The language of this Agreement shall not be strictly construed for or against either of the parties hereto based upon who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by each party hereto, and no party may urge otherwise.

         7.24. Knowledge. Any representation, warranty or covenant herein which is limited to a party's "knowledge" is made with the understanding that such party has examined whatever sources of information that are reasonably accessible to such party in order to verify the truth and accuracy of such representation, warranty or covenant.

         7.25 Other documents. The parties agree to execute all other documents or instruments necessary to effect the transfers of property set forth herein and otherwise to implement the provisions of this Agreement.

         IN WITNESS WHEREOF, ULTRAMED and DPM have executed this Agreement in multiple originals this 1st day of October, 1998.


              ULTRAMED:           ULTRAMED, L.C.


                                  By: /s/ Dr. Payen
                                     -------------------------------------
                                     Dr. Payen, Manager

              DPM:                Doctors Practice Management, Inc.


                                  By: /s/ Philip Chan
                                     -------------------------------------
                                     Philip Chan
                                     Vice President